Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 17, 2013 relating to the financial statements, which appears in Inspire MD, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
October 24, 2013	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il